Exhibit 10.5 Consultant Agreement with the Catalyst Group, LLC

CONSULTING CONTRACT

1.0 PARTIES

        1.1 This Contract incorporates, in full, an agreement for marketing and consulting to be provided by The Catalyst Group, LLC (hereinafter “Consultant “) to Entrust Financial Services, Inc. (hereinafter the “Company”) pursuant to the terms set out below.

        1.2 Consultant ‘s relationship to the Company shall be that of an Independent Contractor to the Company and not that of an agent, employee or other representative of the Company.

2.0 DEFINITIONS

        2.1 The term “Independent Contractor” shall mean Consultant, whose duties shall include any management, financial, accounting, marketing or technical services provided with respect to the Company’s Project.

        2.2 The term “Proprietary Information” shall be used herein to include any information provided by either party, which is not within the knowledge of the general public or previously held by the other party. Said Proprietary Information shall include, but not be limited to, any information with respect to the business of the Company, his products, services, marketing plans, research and development. Said Proprietary Information may be physically manifested in any form, including, but not limited to, oral and written communications, documents, drawings, films, photographs or magnetic storage.

        2.3 The term “Company’s Project” shall mean the services enumerated in paragraph 3.1 below.

3.0 COMPANY’S PROJECT

        3.1 The services to be performed by Consultant on the Company’s Project shall consist of the following: assisting the Company in developing a comprehensive PR/IR program; and implementing said program, and advising and assisting the Company on those issues which will enhance shareholder value.

4.0 EXPENSES

        4.1 The Company will reimburse Consultant for all pre-approved expenses incurred on behalf of Company.

5.0 COMPENSATION

        5.1 Consultant shall be granted warrants to purchase a total of 300,000 shares of the Company’s common stock. The warrants will be granted for a period of one year from the date of grant commencing at the signing of this agreement. Warrant prices of $1.00 per share for the initial 150,000 shares and $1.50 per share for the remaining 150,000 shares are to be used.

        5.2 75,000 warrants are vested and exercisable per fiscal quarter, beginning June 1, 2002. Any remaining rights to receive shares will vest at the start of the fiscal quarter which begins April 1, 2003. Any unexercised warrants in a quarter may be exercised in the subsequent quarter up until termination of this contract. Company, at Company’s discretion may authorize the early vesting and/or exercise of warrants.

        5.3 In the event the price of the stock becomes $6.00 or greater, then the Company may, at its sole discretion, call the warrants to be exercised at $0.01 per share. Consultant shall then have 30 days from notification to exercise the warrants.

        5.4 If no successful registration of the shares underlying these warrants takes place, then as a result, these warrants will not expire nor will they be called. The warrants will remain exercisable until a successful registration can be completed.

In the event of any recapitalization of the Company’s common stock, including, but not limited to, a reverse split, the warrants will be adjusted proportionately.

6.0 PERFORMANCE

        6.1 Each party acknowledges that the successful completion of this Contract shall require the full cooperation of both parties.

        6.2 Each party acknowledges the Proprietary Information of the other and agrees to protect and hold confidential such information and to treat it as a trade secret.

        6.3 Consultant shall provide “best efforts” with respect to any services provided hereunder.

7.0 TERM

        7.1 This Contract shall be in full force and effect for 12 months from the date hereof. This contract is not cancelable and will remain in force for the entire 12-month period. Upon the completion of said term, the Contract may be renewed only upon the mutual written consent of the parties.

8.0 MISCELLANEOUS

        8.1 This document represents the total agreement between the parties with respect to the services provided hereunder, and shall be separate from any other agreements between the parties.

        8.2 The laws of the State of Colorado shall govern this Contract.

        8.3 This Contract shall not be modified or amended except by a signed written document.

        8.4 If any provision of this Contract shall be held invalid, illegal or unenforceable, the Contract is to be construed, so as to give force and effect to the remaining provisions.

        8.5 Consultant and the Company agree to abide by all laws and regulations of the United States and the State of Colorado and its political subdivisions with respect to the rights and obligations arising under this Contract, except to the extent choice of governing law may be made by the parties in which case paragraph 8.3 shall control. Consultant and the Company further agree to hold each other harmless from losses or penalties imposed for any violation of such laws or regulations to the extent liability is imposed upon one party due to the fault of the other party.

        In Witness whereof, the parties hereto have set their hands as of the 11th day of April, 2002.

Company:                                                                                                       Consultant:

Entrust Financial Services, Inc.                                                                       The Catalyst Group, LLC

By   /s/                                                                                                             By   /s/
      Authorized Officer                                                                                           Authorized Officer